                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  December 31, 1998



                      IDS/JONES GROWTH PARTNERS 87-A, LTD.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)

      Colorado                      0-16183                 84-1060544
----------------------------        -------            ------------------
(State of Organization)       (Commission File No.)    (IRS Employer
                                                       Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309              (303) 792-3111
---------------------------------------------          ------------------
(Address of principal executive office and Zip Code    (Registrant's telephone
                                                        no. including area code)
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Item 2.   Disposition of Assets
          ---------------------

          On December 31, 1998, IDS/Jones Growth Partners 87-A, Ltd., a Colorado limited partnership (the "Partnership"), sold the cable television system serving the areas in and around Roseville, California (the "Roseville System") to an affiliate of Comcast Corporation for a sales price of $40,000,000, subject to customary closing adjustments. Comcast Corporation currently is not an affiliate of the Partnership or either of its general partners as such term is defined in the Partnership's limited partnership agreement. Comcast Corporation has agreed, however, to acquire a controlling ownership interest in the parent of Jones Cable Corporation, the managing general partner of the Partnership ("Managing General Partner") in early 1999. The sale was approved by the holders of a majority of the limited partnership interests of the Partnership.

          From the proceeds of the Roseville System's sale, the Partnership repaid all of its indebtedness, which totaled $10,044,000, paid brokerage fees totaling $1,000,000 (representing 2.5 percent of the sales price) to The Jones Group, Ltd., an affiliate of the Managing General Partner, and IDS Management Corporation, an affiliate of IDS Cable Corporation, the supervising general partner ("Supervising General Partner") and settled working capital adjustments. The Partnership will distribute the remaining sale proceeds of $29,479,945 to the Partnership's partners of record as of December 31, 1998 in January 1999. Because the distribution from the sale of the Roseville System together with the April 1996 distribution from the sale of the Partnership's cable television system serving the communities in and around Carmel, Indiana ("Carmel System") exceeds 125 percent of the amounts originally contributed to the Partnership by the limited partners, the general partners will receive general partner distributions from the proceeds of the sale of the Roseville System. The limited partners as a group will receive $27,436,365, the Managing General Partner will receive $1,021,790, and the Supervising General Partner will receive $1,021,790. This distribution will provide the Partnership's limited partners with an approximate return of $167 for each $250 limited partnership interest, or $668 for each $1,000 invested in the Partnership.

          Taking into account the April 1996 distribution from the sale of the Carmel System and the distribution from the sale of the Roseville System, the limited partners of the Partnership have received a total return of $350 for each $250 limited partnership interest, or $1,400 for each $1,000 invested in the Partnership.

          The Roseville System represented the only asset of the Partnership. Upon the distribution of the proceeds from the sale of the Roseville System, which distribution is expected to occur prior to the end of January 1999, the Partnership will be liquidated and dissolved.

                                       2
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Item 7.          Financial Statements and Exhibits
                 ---------------------------------

          a.     Historical financial statements.

                 Not applicable.

          b.     Pro forma financial statements.

                 A description of the pro forma financial information of IDS/Jones Growth Partners 87-A, Ltd. reflecting the disposition of the Roseville System is attached.

          c.     Exhibits.
                 --------

                 2.1 Asset Purchase Agreement dated July 21, 1998 among Comcast Corporation, IDS/Jones Growth Partners 87-A, Ltd., Jones Cable Corporation, Jones Intercable, Inc. and Jones International, Ltd. is incorporated by reference from the Preliminary Proxy Statement of IDS/Jones Growth Partners 87-A, Ltd. (Commission File No. 0-16183) filed with the Securities and Exchange Commission on August 6, 1998.

                                       3
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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         IDS/JONES GROWTH
                                         PARTNERS 87-A, LTD.
                                         By Jones Cable Corporation,
                                            its Managing General Partner


                                         By:     /s/ Elizabeth M. Steele
                                                 -----------------------
                                                 Elizabeth M. Steele
January 13, 1999                                 Vice President and Secretary

(39980)

                                       4
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                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                      IDS/JONES GROWTH PARTNERS 87-A, LTD.



     The Roseville system was the only remaining asset of the Partnership. As a result, unaudited pro forma financial information is not presented.